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                    (412) 434-2932

                                                             Exhibit No. 5


                                                April 21, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

To the Members of the Commission:

       RE:  PPG Industries Employee Savings Plan/S-8 Registration Statement

       This opinion is submitted in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), in respect of 2,000,000 shares of the Common Stock, par value $1.66 2/3 per share, of PPG Industries, Inc. (the "Corporation") and an indeterminate amount of interests of participation in the PPG Industries Employee Savings Plan (the "Plan").

       I am Senior Vice President and General Counsel of the Corporation and, in that capacity, I, or lawyers in the Law and Patent Department of the Corporation acting under my supervision, have examined the written documents constituting the Plan and such other documents and corporate records as I, or they, have deemed necessary or appropriate for the purposes of this opinion.

       Based on the foregoing, I am of the opinion that all of such shares and interests of participation, upon their issuance (or transfer in the case of shares acquired by the Corporation and held in its treasury) under the terms of the Plan and as authorized by the Corporation's Board of Directors, will be legally issued, fully paid and nonassessable.

       I am further of the opinion that the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.
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Securities and Exchange Commission
April 21, 1994
Page 2


       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to a reference to me and this opinion in the documents constituting a prospectus relating to the Plan and meeting the requirements of the Act.

                                                Very truly yours,



                                                /s/ Guy A. Zoghby
                                                Guy A. Zoghby
                                                Senior Vice President and
                                                   General Counsel
GAZ/lj